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RESEARCH CENTRE   WILL SIFY OVERTAKE VSNL?

Did you know...                Satyam Infoway seems to be inching towards
                               leadership in the dial-up access segment of the
Techreckoner                   ISP market, largely due to the first mover
                               advantage among private ISPs and also because of
Suggest Research               its presence as a service provider in various
                               Internet businesses.  ItspaceResearch estimates
Partner Programmes             that at the end of Q3 FYOO, Sify has been able
                               to capture a market share of 33 percent, as
Resources                      against a share of 44 percent of VSNL in the
                               Indian Internet access market.

                               WE ATTRIBUTE SATYAM'S RISE TO THE TOP SLOT AMONG PRIVATE ISPS TO THE FOLLOWING REASONS:

                               1. Satyam has been the forerunner in associating with alternate channels including PC OEMs, IT channels and traditional retail.

                               2. Satyam's presence as a leading portal and a high brand recall has helped the company garner critical consumer mind share.

                               3. Satyam is offering services in almost all major cities in the country, and hence has been able to tap the mobile users of Internet services.

                               4.  Satyam has also sponsored a chain of
                                   Internet parlours across the country.

                               5. Satyam's presence in offering other services such as B2B consultancy, VPNs and corporate accounts have helped to improve its market share.

                               6.  Sify has constantly grown by almost 200
                                   percent from June 2000 to January 2001, Sify, which had about two lakh subscribers by June 2000, has expanded to the existing subscriber base of four lakh. (Table 1)

                     ISP        SUBSCRIBER BASE IN   GROWTH RATE IN
                                       LAKH             PERCENT
                     VSNL               5.2                84
                     Sify               4.0               100
                    Mantra              1.3               260
                   Others*              1.5               100

         Table 1:  Growth Rate of leading ISPs in India
         Source:  ITspaceResearch Telecom Programs January 2001


                     ISPS        CURRENT RATES (100
                                        HRS)
                     VSNL               750
                     Sify               900
                   Dishnet              750
                   BPL Net          650 (80 hrs)
                Mantra online     499 (75-150 hrs)
               --------------------------------------
                Table 2:  Current rates of Internet access
                Source: ITspaceResearch Telecom Programs January 2001

                          ITSPACERESEARCH FORECAST:
                            o Sify looks like to be the only ISP with a
                              potential to beat VSNL, by the end of 2002, if it continues at the same pace. The large cash reserves of the company can help Sify to sustain itself in this business.

                            o Other private ISPs also would enjoy the maximum in
                              the year 2001 by having a greater hold in the market with interesting packages like the Post-paid and Pre-paid schemes. Such a concept has been already initiated by the ISP NOW, which sells its CD at Rs. 199 and after the activation, bills the customer on a monthly cycle. These schemes are aimed at preventing the subscribers from switching to another service provider.

                            o Most of the ISPs would also come out with free
                              Internet access during night hours like VSNL..

                            o For attracting more subscribers, other interesting
                              packages are expected to be offered by different ISPs like BSES Telecom, which is about to announce broadband services through its Powersurfer CD, where subscribers will be eligible to get discounts.

                          GLOSSARY:

                            o POTS - Plain Old Telephone Systems.

                            o Other ISPs in Table 1 include Dishnet, NOW, BSES,
                              Telecom, BPL Net etc.


                            APRIL 2001 (C)ITSPACE.COM

                                ITSRCOMPAPR01AO45

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